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                            ARTICLES OF INCORPORATION

                                       OF

               CREDIT SUISSE INSTITUTIONAL MONEY MARKET FUND, INC.

                                   ARTICLE I.

                                  INCORPORATOR

      The undersigned, Edward B. Baer, whose post office address is c/o Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York 10019-6099, being at least 18 years of age, does hereby act as an incorporator and forms a corporation under the Maryland General Corporation Law.

                                  ARTICLE II.

                                      NAME

      The name of the corporation is Credit Suisse Institutional Money Market Fund, Inc. (the "Corporation").

                                  ARTICLE III.

                               PURPOSES AND POWERS

To conduct and carry on the business of an investment company.

(1) To hold, invest and reinvest its assets in securities and other investments or to hold part or all of its assets in cash.

(2) To issue and sell shares of its capital stock in such amounts, on such terms and conditions, for such purposes and for such amount or kind of consideration as may now or hereafter be permitted by law.

(3) To redeem, purchase or acquire in any other manner, hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the stockholders of the Corporation) shares of its capital stock, in any manner and to the extent now or hereafter permitted by law and by this Charter.

(4) To do any and all additional acts and to exercise any and all additional powers or rights as may be necessary, incidental, appropriate or desirable for the accomplishment of all or any of the foregoing purposes.

(5) The Corporation shall be authorized to exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the Maryland General Corporation Law now or hereafter in force, and the enumeration of the foregoing shall not be deemed to exclude any powers, rights or privileges so granted or conferred.
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                                  ARTICLE IV.

                       PRINCIPAL OFFICE AND RESIDENT AGENT

      The post office address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Company Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. The name and address of the resident agent of the Corporation in the State of Maryland is The Corporation Trust Company Incorporated, a Maryland corporation, 300 East Lombard Street, Baltimore, Maryland 21202.

                                   ARTICLE V.

                                  CAPITAL STOCK

(1) (A) The total number of shares of capital stock that the Corporation shall have authority to issue is 9 billion (9,000,000,000) shares, of the par value of one tenth of one cent ($.001) per share and of the aggregate par value of nine million dollars ($9,000,000.00), all of which 9 billion (9,000,000,000) shares are designated Common Stock.

      (B) The Board of Directors of the Corporation is authorized, from time to time, to classify or to reclassify, as the case may be, any unissued shares of the Corporation, whether now or hereafter authorized, in separate series ("Series"). The shares of said Series of stock shall have such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions or redemption as shall be fixed and determined from time to time by the Board of Directors. The Board of Directors is authorized to increase or decrease the number of shares of any Series, but the number of shares of any Series shall not be decreased by the Board of Directors below the number of shares thereof then outstanding. The Corporation may hold as treasury shares, reissued for such consideration and on such terms as the Board of Directors may determine, or cancel, at their discretion from time to time, any shares reacquired by the Corporation.

      (C) The Board of Directors may redesignate a class or Series of shares of capital stock whether or not shares of such class or Series are issued and outstanding, provided that such redesignation does not affect the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock.

      (D) There is hereby established and classified, (a) a Series of stock comprised of three billion (3,000,000,000) Shares to be known as the "Prime Portfolio" and (b) a Series of stock comprised of three billion (3,000,000,000) Shares to be known as the "Government Portfolio." (The Prime Portfolio and the Government Portfolio are collectively known as the "Portfolios," and each is individually known as a "Portfolio.")

            (I) One billion (1,000,000,000) shares of Common Stock of each of the Prime Portfolio and the Government Portfolio have been divided into and classified initially as a series of Common Stock, designated "Class A Shares."
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            (II) One billion (1,000,000,000) shares of Common Stock of each of the Prime Portfolio and the Government Portfolio have been divided into and classified initially as a series of Common Stock, designated "Class B Shares."

            (III) One billion (1,000,000,000) shares of Common Stock of each of the Prime Portfolio and the Government Portfolio have been divided into and classified initially as a series of Common Stock, designated "Class C Shares."

            (a) Each Class A Share of a Portfolio will have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as every other share of Common Stock of such Portfolio, except that subject to the provisions of any governing order, rule or regulation issued pursuant to the Investment Company Act of 1940, as amended (the "1940 Act"):

                  (i) Class A Shares of a Portfolio will share equally with Common Stock other than Class A Shares of such Portfolio ("Non-Class A Shares") in the income, earnings and profits derived from investment and reinvestment of the assets belonging to the Portfolio and will be charged equally with Non-Class A Shares with the liabilities and expenses of the Portfolio, except that Class A Shares of a Portfolio shall have such rights and obligations with respect to sales charges, redemption charges and other fees or charges, and allocations of expenses as are determined by the Board of Directors with respect to Class A Shares or as set forth in the Prospectus or Statement of Additional Information pursuant to which the Class A Shares of such Portfolio are sold;

                  (ii) Only Class A Shares of a Portfolio will be entitled to vote on any matter submitted to a vote of shareholders of the Corporation that pertains to any matter which relates to Class A Shares of such Portfolio, except that if said matter also affects Non-Class A Shares of such Portfolio, Non-Class A Shares of such Portfolio will also be entitled to vote, and in such case Class A Shares of such Portfolio will be voted in the aggregate together with such Non-Class A Shares of such Portfolio and not by series except where otherwise required by law. Class A Shares of a Portfolio will not be entitled to vote on any matter that does not affect Class A Shares of such Portfolio (except where otherwise required by law) even though the matter is submitted to a vote of the holders of Non-Class A Shares of such Portfolio;

                  (iii) The Board of Directors of the Corporation in its sole discretion may determine whether a matter affects a particular class or series of a Portfolio's shares; and
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                  (iv)  Anything in this charter to the contrary
                        notwithstanding, at such times (which may vary between and among the holders of Common Stock) as may be determined by the Board of Directors (or, with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the pertinent registration statement of the Corporation (the "Corporation's Registration Statement"), without the assent or vote of any holders of Class A Shares, Class A Shares of a Portfolio may be converted automatically into Non-Class A Shares of such Portfolio based on the relative net asset values of such classes at the time of conversion; subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or, with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the Corporation's Registration Statement.

            (b) Each Class B Share of a Portfolio will have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as every other share of Common Stock of such Portfolio, except that subject to the provisions of any governing order, rule or regulation issued pursuant to the 1940 Act:

                  (i) Class B Shares of a Portfolio will share equally with Common Stock other than Class B Shares of such Portfolio ("Non-Class B Shares") in the income, earnings and profits derived from investment and reinvestment of the assets belonging to the Portfolio and will be charged equally with Non-Class B Shares with the liabilities and expenses of the Portfolio, except that Class B Shares shall have such rights and obligations with respect to sales charges, redemption charges and other fees or charges and allocations of expenses as are determined by the Board of Directors with respect to Class B Shares or as set forth in the Prospectus or Statement of Additional Information pursuant to which the Class B Shares of such Portfolio are sold;

                  (ii) Only Class B Shares of a Portfolio will be entitled to vote on any matter submitted to a vote of shareholders of the Corporation that pertains to any matter which relates to Class B Shares of such Portfolio, except that if said matter also affects Non-Class B Shares of such Portfolio, Non-Class B Shares of such Portfolio will also be entitled to vote, and in such case Class B Shares of such Portfolio will be voted in the aggregate together with such Non-Class B Shares of such Portfolio and not by series except where otherwise required by law. Class B Shares of a Portfolio will not be entitled to vote on any matter that does not affect Class B Shares of such Portfolio (except where otherwise required by law)
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                        even though the matter is submitted to a vote of the
                        holders of Non-Class B Shares of such Portfolio;

                  (iii) The Board of Directors of the Corporation in its sole discretion may determine whether a matter affects a particular class or series of a Portfolio's shares; and

                  (iv) At such times (which may vary between and among the holders of Common Stock) as may be determined by the Board of Directors (or, with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the Corporation's Registration Statement, without the assent or vote of any holders of Class B Shares, Class B Shares of a Portfolio may be converted automatically into Non-Class B Shares of such Portfolio based on the relative net asset values of such classes at the time of conversion; subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or, with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the Corporation's Registration Statement.

            (c) Each Class C Share of a Portfolio will have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as every other share of Common Stock of such Portfolio, except that subject to the provisions of any governing order, rule or regulation issued pursuant to the 1940 Act:

                  (i) Class C Shares of a Portfolio will share equally with Common Stock other than Class C Shares of such Portfolio ("Non-Class C Shares") in the income, earnings and profits derived from investment and reinvestment of the assets belonging to the Portfolio and will be charged equally with Non-Class C Shares with the liabilities and expenses of the Portfolio, except that Class C Shares of a Portfolio shall have such rights and obligations with respect to sales charges, redemption charges and other fees or charges and allocations of expenses as are determined by the Board of Directors with respect to Class C Shares or as set forth in the Prospectus or Statement of Additional Information pursuant to which the Class C shares of such Portfolio are sold;

                  (ii) Only Class C Shares of a Portfolio will be entitled to vote on any matter submitted to a vote of shareholders of the Corporation that pertains to any matter which relates to Class C Shares of such Portfolio, except that if said matter also affects Non-Class C Shares of such Portfolio, Non-Class C Shares of such Portfolio will also be entitled to vote, and in such case Class C Shares of such

                        Portfolio will be voted in the aggregate together with such Non-Class C Shares of such Portfolio and not by series except where otherwise required by law. Class C Shares of a Portfolio will not be entitled to vote on any matter that does not affect Class C Shares of such Portfolio (except where otherwise required by law) even though the matter is submitted to a vote of the holders of Non-Class C Shares of such Portfolio;

                  (iii) The Board of Directors of the Corporation in its sole discretion may determine whether a matter affects a particular class or series of a Portfolio's shares; and

                  (iv) At such times (which may vary between and among the holders of Common Stock) as may be determined by the Board of Directors (or, with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the Corporation's Registration Statement, without the assent or vote of any holders of Class C, Class C Shares of a Portfolio may be converted automatically into Non-Class C Shares of such Portfolio based on the relative net asset values of such classes at the time of conversion; subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or, with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the Corporation's Registration Statement.

      (E) Without limiting the authority of the Board of Directors set forth herein to establish and designate any further Series, and to classify and reclassify any unissued Shares, Shares of each Series, now authorized and hereafter authorized, shall be subject to the following provisions:

(1) The assets attributed to each Class or Series may be invested in a common investment portfolio. As more fully set forth hereafter, the assets and liabilities and the income and expenses of each Class or Series shall be determined separately and, accordingly, the net asset value, the dividends payable to holders, and the amounts distributable in the event of dissolution of the Corporation to holders of shares of the Corporation's stock may vary from Class to Class and Series to Series. Except for these differences and certain other differences hereafter set forth, each Class and Series shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of and rights to require redemptions.

(2) All consideration received by the Corporation for the issue or sale of shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof, including all proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series for all purposes, subject only to the rights of creditors
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      and shall be referred to as "assets belonging to" that Series. The assets belonging to a particular Series shall be so recorded upon the books of the Corporation.

(3) The assets belonging to each particular Class and Series shall be charged with the liabilities of the Corporation with respect to that Class and Series, all expenses, costs, charges and reserves attributable to that Class and Series and that Series' share of the liabilities, expenses, costs, charges or reserves of the Corporation not attributable to any particular Series. In the latter case in the proportion that the net asset value of that Class and Series (determined without regard to such liabilities) bears to the net asset value of all Series (determined without regard to such liabilities) as determined in accordance with the Corporation's Registration Statement. The determination of the Board of Directors shall be conclusive as to the allocation of liabilities, including accrued expenses and reserves, and assets to a particular Class and Series or Series.

(4) Each holder of Shares of the Corporation, upon request to the Corporation (accompanied by surrender of the appropriate stock certificate or certificates in proper form for transfer, if any certificates have been issued to represent such shares) shall be entitled to require the Corporation to redeem, to the extent that the Corporation may lawfully effect such redemption under the laws of the State of Maryland, all or any part of the Shares of capital stock of the Corporation standing in the name of the holder on the books of the Corporation at a price per Share equal to the net asset value per share computed in accordance with the Corporation's Registration Statement.

(5) Without limiting the generality of the foregoing, the Corporation shall, to the extent permitted by applicable law, have the right at any time to redeem the Shares owned by any holder of capital stock of the Corporation if the redemption is, in the opinion of the Board of Directors of the Corporation, desirable in order to prevent the Corporation from being deemed a "personal holding company" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code").

(6) Payment by the Corporation for shares surrendered to it for redemption shall be made in cash by the Corporation within seven business days after such surrender out of funds legally available therefor, provided that the Corporation may suspend the right of redemption or postpone the date of payment of the redemption price when permitted or required to do so by applicable statutes or regulations and, with respect to the postponement of the date of payment, until all checks used to purchase the Shares being redeemed have been collected. Payment of the aggregate price of shares surrendered for redemption may be made in cash, or, at the option of the Corporation, wholly or partly by securities or other property included in the assets belonging or allocable to the Class or Series of the shares redemption of which is being sought.

(7) The right of any holder of stock of the Corporation redeemed by the Corporation as provided in subsections (4) or (5) of this section (E) to receive dividends thereon and all other rights of such holder with respect to such Shares shall terminate at the time as of which the purchase or redemption price of such shares is determined, except the right of such holder to receive (i) the redemption price of such Shares from the Corporation or its designated agent and (ii) any dividend or distribution to which such holder had previously become entitled as the record holder of such Shares on the record date for such dividend or distribution. If Shares of stock are redeemed by the Corporation pursuant to subsection (5) of this section (E) and certificates representing the redeemed shares have been issued, the redemption price need not be paid by the Corporation until the certificates have been received by the Corporation or its agent duly endorsed for transfer.

(8) The Corporation shall be entitled to purchase shares of its stock, to the extent that the Corporation may lawfully effect such purchase under the laws of the State of Maryland, upon such terms and conditions and for such consideration as the Board of Directors shall deem advisable, by agreement with the stockholder at a price not exceeding the net asset value per share computed in accordance with the Corporation's registration statement.

(9) In the absence of any specification as to the purpose for which shares of stock of the Corporation are redeemed or purchased by it, all shares so redeemed or purchased shall be deemed to be retired in the sense contemplated by the laws of the State of Maryland and the number of the authorized shares of stock of the Corporation shall not be reduced by the number of any shares redeemed or purchased by it. Until their classification is changed in accordance with section (B) of this Article V, all shares so redeemed or purchased shall continue to belong to the same Series to which they belonged at the time of their redemption or purchase.

(10) Shares of each Class or Series shall be entitled to such dividends and distributions, in shares or in cash or both, as may be declared from time to time by the Board of Directors, acting in its sole discretion, with respect to such Class and Series, provided that dividends and distributions shall be paid on shares of a Class and Series only out of lawfully available assets belonging to that Class and Series. Dividends may be declared daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Board of Directors may determine. Any such dividend or distribution paid in shares will be paid at the current net asset value thereof as defined in the Corporation's registration statement.

(11) The Board of Directors shall have the power, in its sole discretion, to distribute in any fiscal year as dividends (including dividends designated in whole or in part as capital gain distributions) an amount sufficient, in the opinion of the Board of Directors, to enable each Series of the Corporation to qualify as a regulated investment company under the Code, or any successor or comparable statute thereto, and regulations promulgated thereunder, and to avoid liability of each Series of the Corporation for federal income and excise taxes in respect of that year. However, nothing in the foregoing shall limit the authority of the Board of Directors to make distributions greater than or less than the amount necessary to qualify as a regulated investment company and to avoid liability of any Series of the Corporation for such taxes.

(12) In the event of the liquidation or dissolution of the Corporation, the stockholders of a Class or Series shall be entitled to receive, as a class, out of the assets of the Corporation available for distribution to stockholders, the assets belonging to that Class and Series. The assets so distributable to the stockholders of a Class and Series shall be distributed among such stockholders in proportion to the number of shares of that Class and Series held by them and recorded on the books of the Corporation. In the event that there are any assets available for distribution that are not attributable to any particular Class and Series, such assets shall be allocated to all Classes and Series in proportion to the net assets of the respective Class or Series and then distributed to the holders of stock of each Class and Series in proportion to the number of Shares of that Class and Series held by the respective holders.

(13) All holders of shares of stock shall vote as a single Class or Series except (i) with respect to any matter which affects only one or more Classes or Series of stock, in which case only the holders of shares of the Classes or Series affected shall be entitled to vote, or (ii) as otherwise may be required by the 1940 Act.

      (F) Any fractional share shall carry proportionately the rights of a whole share including, without limitation, the right to vote and the right to receive dividends. A fractional share shall not, however, have the right to receive a certificate evidencing it.

      (G) All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of this Charter and the By-Laws of the Corporation.

      (H) No holder of stock of the Corporation by virtue of being such a holder shall have any preemptive or other right to purchase or subscribe for any shares of the Corporation's capital stock or any other security that the Corporation may issue or sell (whether out of the number of shares authorized by this Charter or out of any shares of the Corporation's capital stock that the Corporation may acquire) other than a right that the Board of Directors in its discretion may determine to grant.

      (I) The Board of Directors shall have authority by resolution to classify or to reclassify, as the case may be, any authorized but unissued shares of capital stock from time to time by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of the capital stock.

      (J) Notwithstanding any provision of law requiring any action to be taken or authorized by the affirmative vote of a greater proportion of the votes of all classes or of any class of stock of the Corporation, such action shall be effective and valid if taken or authorized by the affirmative vote of a majority of the total number of votes entitled to be cast thereon, except as otherwise provided in this Charter.

      (K) The presence in person or by proxy of the holders of one-third of the shares of stock of the Corporation entitled to vote (without regard to class) shall constitute a quorum at any meeting of the stockholders, except with respect to any matter which, under applicable statutes or regulatory requirements, requires approval by a separate vote of one or more classes of stock, in which case the presence in person or by proxy of the holders of one-third of the shares of stock of each class required to vote as a class on the matter shall constitute a quorum.

                                  ARTICLE VI.

                                   REDEMPTION

                  Each holder of shares of the Corporation's capital stock shall be entitled to require the Corporation to redeem all or any part of the shares of capital stock of the Corporation standing in the name of the holder on the books of the Corporation, and all shares of capital stock issued by the Corporation shall be subject to redemption by the Corporation, at the redemption price of the shares as in effect from time to time as may be determined by or pursuant to the direction of the Board of Directors of the Corporation in accordance with the provisions of Article VII, subject to the right of the Board of Directors of the Corporation to suspend the right of redemption or postpone the date of payment of the redemption price in accordance with provisions of applicable law. Without limiting the generality of the foregoing, the Corporation shall, to the extent permitted by applicable law, have the right at any time to redeem the shares owned by any holder of capital stock of the Corporation (i) if the redemption is, in the opinion of the Board of Directors of the Corporation, desirable in order to prevent the Corporation from being deemed a "personal holding company" within the meaning of the Code, or (ii) if the value of the shares in the account maintained by the Corporation or its transfer agent for any class of stock for the stockholder is below an amount determined from time to time by the Board of Directors of the Corporation (the "Minimum Account Balance") and the stockholder has been given notice of the redemption and has failed to make additional purchases of shares in an amount sufficient to bring the value in his account to at least the Minimum Account Balance before the redemption is effected by the Corporation. Payment of the redemption price shall be made in cash by the Corporation at the time and in the manner as may be determined from time to time by the Board of Directors of the Corporation unless, in the opinion of the Board of Directors, which shall be conclusive, conditions exist that make payment wholly in cash unwise or undesirable; in such event the Corporation may make payment wholly or partly by securities or other property included in the assets belonging or allocable to the class of the shares for which redemption is being sought, the value of which shall be determined as provided herein. The Board of Directors may establish procedures for redemption of shares.

                                  ARTICLE VII.

                               BOARD OF DIRECTORS

(1) The number of directors constituting the Board of Directors shall be one or such other number as may be set forth in the By-Laws or determined by the Board of Directors pursuant to the By-Laws. The number of Directors shall at no time be less than the minimum number required under the Maryland General Corporation Law. Hal Liebes has been appointed director of the Corporation to hold office until the first annual meeting of stockholders or until his successor is elected and qualified.

(2) In furtherance, and not in limitation, of the powers conferred by the Maryland General Corporation Law, the Board of Directors is expressly authorized:

                  (i) To make, alter or repeal the By-Laws of the Corporation, except where such power is reserved by the By-Laws to the stockholders, and except as otherwise required by the 1940 Act.

                  (ii) From time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the books and accounts of the Corporation, or any of them other than the stock ledger, shall be open to the inspection of the stockholders. No stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by law or authorized by resolution of the Board of Directors or of the stockholders.

                  (iii) Without the assent or vote of the stockholders, to authorize the issuance from time to time of shares of the stock of any class of the Corporation, whether now or hereafter authorized, and securities convertible into shares of stock of the Corporation of any class or classes, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable.

                  (iv) Without the assent or vote of the stockholders, to authorize and issue obligations of the Corporation, secured and unsecured, as the Board of Directors may determine, and to authorize and cause to be executed mortgages and liens upon the real or personal property of the Corporation.

                  (v) Notwithstanding anything in this Charter to the contrary, to establish in its absolute discretion the basis or method for determining the value of the assets belonging to any class, the value of the liabilities belonging to any class and the net asset value of each share of any class of the Corporation's stock.

                  (vi) To determine in accordance with generally accepted accounting principles and practices what constitutes net profits, earnings, surplus or net assets in excess of capital, and to determine what accounting periods shall be used by the Corporation for any purpose; to set apart out of any funds of the Corporation reserves for such purposes as it shall determine and to abolish the same; to declare and pay any dividends and distributions in cash, securities or other property from surplus or any other funds legally available therefor, at such intervals as it shall determine; to declare dividends or distributions by means of a formula or other method of determination, at meetings held less frequently than the frequency of the effectiveness of such declarations; and to establish payment dates for dividends or any other distributions on any basis, including dates occurring less frequently than the effectiveness of declarations thereof.

                  (vii) In addition to the powers and authorities granted herein and by statute expressly conferred upon it, the Board of Directors is authorized to exercise all powers and do all acts that may be exercised or done by the Corporation pursuant to the provisions of the laws of the State of Maryland, this Charter and the By-Laws of the Corporation.

(3) Any determination made in good faith, and in accordance with applicable law and generally accepted accounting principles and practices, if applicable, by or pursuant to the direction of the Board of Directors, with respect to the amount of assets, obligations or liabilities of the Corporation, as to the amount of net income of the Corporation from dividends and interest for any period or amounts at any time legally available for the payment of dividends, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating reserves or as to the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which the reserves or charges have been created has been paid or discharged or is then or thereafter required to be paid or discharged), as to the value of any security owned by the Corporation, the determination of the net asset value of shares of any class of the Corporation's capital stock, or as to any other matters relating to the issuance, sale or other acquisition or disposition of securities or shares of capital stock of the Corporation, and any reasonable determination made in good faith by the Board of Directors regarding whether any transaction constitutes a purchase of securities on "margin," a sale of securities "short," or an underwriting of the sale of, or a participation in any underwriting or selling group in connection with the public distribution of, any securities, shall be final and conclusive, and shall be binding upon the Corporation and all holders of its capital stock, past, present and future, and shares of the capital stock of the Corporation are issued and sold on the condition and understanding, evidenced by the purchase of shares of capital stock or acceptance of share certificates, that any and all such determinations shall be binding as aforesaid. No provision of this Charter shall be effective to (i) require a waiver of compliance with any provision of the Securities Act of 1933, as amended, or the 1940 Act, or of any valid rule, regulation or order of the Securities and Exchange Commission under those Acts or (ii) protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                                 ARTICLE VIII.

                   INDEMNIFICATION AND LIMITATION OF LIABILITY

(1) To the fullest extent that limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, no director or officer of the Corporation shall have any liability to the Corporation or its stockholders for money damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the Corporation whether or not such person is a director or officer at the time of any proceeding in which liability is asserted.
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(2)      The Corporation shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent that indemnification of directors and advancement of expenses to directors is permitted by the Maryland General Corporation Law. The Corporation shall indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with such law. The Board of Directors may, through a by-law, resolution or agreement, make further provisions for indemnification of directors, officers, employees and agents to the fullest extent permitted by the Maryland General Corporation Law.

(3) No provision of this Article VIII shall be effective to protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its stockholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

(4) References to the Maryland General Corporation Law in this Article VIII are to the law as from time to time amended. No amendment to this Charter shall affect any right of any person under this Article VIII based on any event, omission or proceeding prior to such amendment. The term "Charter" as used herein shall have the meaning set forth in the Maryland General Corporation Law and includes these Articles of Incorporation and all amendments thereto.

                                   ARTICLE IX.

                                   AMENDMENTS

                  The Corporation reserves the right from time to time to make any amendment to its Charter, now or hereafter authorized by law, including any amendment that alters the contract rights, as expressly set forth in this Charter, of any outstanding stock, and all rights at any time conferred upon the stockholders of the Corporation by its Charter are granted subject to the provisions of this Article and the reservation of the right to amend the Charter herein contained.
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                  IN WITNESS WHEREOF, I have adopted and signed these Articles of Incorporation and do hereby acknowledge that the adoption and signing are my act.



                                       /s/ Edward B. Baer
                                       -----------------------------------------
                                       Edward B. Baer
                                       Incorporator
Dated the 16th day of August, 2001